                                                                  EXHIBIT 21.1


                                 LIFEF/X, INC.
                                 SUBSIDIARIES


The following is a list of the parent and its subsidiary, reflecting ownership and the state of incorporation:

                                                                % of Voting
                                                                 Securities
Parent                          Subsidiaries                        Owned
------                          ------------                    -----------
Lifef/x, Inc.                   Lifef/x Networks, Inc.             100%
 (Nevada)                        (Delaware)


All subsidiaries are included in the consolidated financial statements.